UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

COLONY FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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April 1, 2013

Dear Fellow Stockholder:

It is my pleasure to invite you to the 2013 Annual Meeting of Stockholders of Colony Financial, Inc. (the “Company”), which will be held on Monday, May 6, 2013, at 9:00 a.m., Eastern Time, at the offices of Bank of America Merrill Lynch, located at Bank of America Tower, One Bryant Park (corner of 42nd Street and 6th Avenue), 2nd Floor, New York, New York 10036.

At this year’s meeting, you will be asked to (i) elect five directors; (ii) approve (on a non-binding basis) the compensation of the Company’s named executive officers; and (iii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013. The accompanying proxy statement provides a detailed description of these proposals. We urge you to read the accompanying materials so that you will be informed about the business to be addressed at the annual meeting. In addition to the formal business that will be transacted, management will report on the progress of our business and respond to comments and questions of general interest to our stockholders.

I sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. A form of proxy card and a copy of our annual report to stockholders are enclosed with this notice of annual meeting and proxy statement.

Sincerely,

Thomas J. Barrack, Jr.

Executive Chairman of the Board

COLONY FINANCIAL, INC.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 6, 2013

Dear Stockholder:

You are cordially invited to attend our 2013 annual meeting of stockholders to be held on Monday, May 6, 2013, at 9:00 a.m., Eastern Time, at the offices of Bank of America Merrill Lynch, located at Bank of America Tower, One Bryant Park (corner of 42nd Street and 6th Avenue), 2nd Floor, New York, New York 10036 for the following purposes:

1.	To elect five directors from the nominees named in the attached proxy statement to serve one-year terms expiring at the 2014 annual meeting of stockholders;

2.	To approve (on a non-binding basis) the compensation of the Company’s named executive officers;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on March 25, 2013 will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

This notice and the enclosed proxy statement are first being made available to our stockholders on or about April 1, 2013.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE.

By Order of the Board of Directors,

Ronald M. Sanders

Chief Legal Officer and Secretary

Santa Monica, California

April 1, 2013

COLONY FINANCIAL, INC.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 6, 2013.

This proxy statement and our 2012 Annual Report to Stockholders are available at http://www.colonyfinancial.com/meeting.php

ABOUT THE MEETING

Why am I receiving this proxy statement?

This proxy statement contains information related to the solicitation of proxies for use at our 2012 annual meeting of stockholders, to be held at 9:00 a.m., Eastern Time, on Monday, May 6, 2013 at the offices of Bank of America Merrill Lynch, located at Bank of America Tower, One Bryant Park (corner of 42nd Street and 6th Avenue), 2nd Floor, New York, New York 10036, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Colony Financial, Inc. on behalf of our Board of Directors, or the Board. “We,” “our,” “us,” and the “Company” refer to Colony Financial, Inc. This proxy statement, the enclosed proxy card and our 2012 annual report to stockholders are first being mailed to stockholders beginning on or about April 1, 2013.

Who is entitled to vote at the annual meeting?

Only holders of record of our common stock at the close of business on March 25, 2013, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

What are the voting rights of stockholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

Who can attend the annual meeting?

All holders of our common stock at the close of business on March 25, 2013, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, your shares are held through a bank, broker, trustee or other nominee), you will need to bring a copy of a recent bank or brokerage statement evidencing your ownership of our common stock.

What will constitute a quorum at the annual meeting?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the common stock outstanding on March 25, 2013 will constitute a quorum. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. Under applicable New York Stock Exchange (“NYSE”) rules (the exchange on which shares of our common stock are traded), brokers holding shares of our common stock for beneficial owners in nominee or “street” name must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner who do not receive voting instructions from the beneficial owner may not under the NYSE’s rules have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.” Broker non-votes may arise in the context of voting for the election of directors and on the proposal regarding “say on pay” described in this proxy statement, because such proposals are considered non-routine matters. Unless specific voting instructions are provided by the beneficial owner, the broker will be unable to vote for the election of directors and on the “say on pay” proposal. Accordingly, we urge stockholders who hold their shares through a broker or other nominee to provide voting instructions so that your shares of common stock may be voted on these proposals.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013 is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist in connection with this proposal.

As of the record date, there were 64,598,460 shares of our common stock outstanding.

How do I vote shares that are held in my name?

You may vote by any of the following means:

In Person at the Meeting: You may vote by attending the meeting and voting in person.

By Mail: You may vote by mail by completing and signing your proxy card and returning it in the enclosed, prepaid and addressed envelope.

How do I vote my shares that are held by my broker?

If your shares are held by a bank or broker, you should follow the instructions provided to you by the bank or broker. Although most banks and brokers now offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements.

How are votes counted?

If the accompanying proxy card is properly signed and returned to us, and not subsequently revoked, it will be voted as directed by you. If your properly signed proxy card does not provide specific voting instructions, the persons designated as proxy holders on the proxy card will vote (1) “FOR” each nominee for director, (2) “FOR” the advisory approval of the resolution approving the compensation of the Company’s named executive officers, (3) “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013, and (4) as recommended by our Board of Directors with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in their own discretion.

May I revoke my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by (i) filing with Ronald M. Sanders, our Chief Legal Officer and Secretary, a notice of revocation or a duly executed proxy bearing a later date or (ii) attending the meeting and voting in person. Attendance at the meeting alone will not act to revoke a prior proxy. Notices of revocation or later dated proxies should be sent to the following address: Ronald M. Sanders, Chief Legal Officer and Secretary, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404.

What are the Board’s recommendations?

The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election as directors of the nominees specified in this proxy statement (See Proposal 1);

•	FOR approval of the compensation of our named executive officers as disclosed in this proxy statement (See Proposal 2); and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses. We have retained D.F. King & Co., Inc. at an aggregate estimated cost of $8,500, plus out-of-pocket expenses, to assist in the solicitation of proxies.

How many votes are required to approve the proposals?

The affirmative vote of a plurality of all the votes cast at a meeting at which a quorum is present is necessary for the election of a director. In any uncontested election of directors, any incumbent director who does not receive a majority of the votes cast with respect to the election of that director shall tender his or her resignation within three (3) days after certification of the results, for consideration by the Nominating and Corporate Governance Committee in accordance with the Company’s written corporate governance guidelines. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The affirmative vote of a majority of the votes cast is required for approval of the advisory “say on pay” resolution regarding the compensation of our named executive officers. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The affirmative vote of a majority of the votes cast is required for approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of five directors. The nominees, all of whom are currently serving as directors of the Company, have been recommended by our Board of Directors for re-election to serve as directors for one-year terms until the 2014 annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors has affirmatively determined that the following directors are “independent” directors under the rules of the NYSE and under applicable rules of the Securities and Exchange Commission: George G. C. Parker, John A. Somers, and John L. Steffens.

The Board of Directors knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board of Directors may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board of Directors, or the Board of Directors may, as permitted by our bylaws, decrease the size of our Board of Directors.

Nominees for Election for a One-Year Term Expiring at the 2014 Annual Meeting

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.

Name	Age(1)	Title
Thomas J. Barrack, Jr.	65	Director, Executive Chairman
Richard B. Saltzman	56	Director, Chief Executive Officer and President
George G. C. Parker	74	Director
John A. Somers	69	Director
John L. Steffens	71	Director

(1)	Ages as of April 1, 2013

Set forth below are descriptions of the backgrounds and principal occupations of each of our directors, including the specific experience, qualifications, attributes and skills of each director considered relevant by the Board of Directors for continued service on the Board.

Thomas J. Barrack, Jr. (age 65) has served as the executive chairman of our board of directors since our formation in June 2009. He also serves as the Chairman and Chief Executive Officer of Colony Capital, LLC (“Colony Capital”) and as the chief executive officer of Colony Financial Manager, LLC, our external manager (the “Manager”). As the Chairman and Chief Executive Officer of Colony Capital, Mr. Barrack provides overall strategic and investment direction and leadership to Colony Capital.

Prior to founding Colony Capital, where Mr. Barrack has worked since its formation in 1991, Mr. Barrack was a principal with the Robert M. Bass Group, the principal investment vehicle of the Fort Worth, Texas investor Robert M. Bass. Prior to joining the Robert M. Bass Group, Mr. Barrack also served in the Reagan administration as Deputy Undersecretary of the Department of the Interior.

Since June 2010, Mr. Barrack has served on the board of directors of First Republic Bank, a full service bank and wealth management firm. Since January 2006, Mr. Barrack has served on the public board of directors of Accor, S.A., a major global hotel group listed on Euronext Paris S.A., and as a member of its Compensation, Appointments & Corporate Governance Committees since May 2009. Mr. Barrack earlier served a member of Accor’s Supervisory Board since May 2005. Mr. Barrack served on the public board of Challenger Financial Services Group Limited, a diversified financial services organization listed on the Australian Securities Exchange from November 2007 to October 2010. From August 1994 to September 2007, Mr. Barrack served on the board of Continental Airlines, Inc., one of the largest passenger airlines in the United States, including as a member of its Corporate Governance Committee, Executive Committee and HR Committee.

Mr. Barrack received a B.A. in 1969 from the University of Southern California. He attended law school at the University of San Diego and the University of Southern California, where he was an editor of the law review and received a J.D. from the University of San Diego in 1972.

Mr. Barrack possesses significant vision and understanding of our Company’s strategies and future direction. Mr. Barrack has a long track record and experience managing and investing in commercial mortgage loans and other commercial real estate and real estate-related investments, including performing, sub-performing and non-performing loan portfolios and REO properties, through a variety of credit cycles and market conditions. Mr. Barrack’s extensive investment experience in our target assets is key to the Board’s oversight of the Company’s investment strategy and management of its investment portfolio. Mr. Barrack’s prior service as Deputy Undersecretary of the Department of the Interior also provides a unique government perspective to the Board.

Richard B. Saltzman (age 56) has served as our Chief Executive Officer, president and as a director since our formation in June 2009. He is also the President of Colony Capital and the president of our Manager. Mr. Saltzman shares responsibility for Colony Capital’s global operations. In particular, Mr. Saltzman guides the strategic planning, acquisition and asset management activities of Colony Capital and oversees new business initiatives. Prior to joining Colony Capital in 2003, Mr. Saltzman spent 24 years in the investment banking business primarily specializing in real estate-related businesses and investments. Most recently, he was a Managing Director and Vice Chairman of Merrill Lynch’s investment banking division. As a member of the investment banking operating committee, he oversaw the firm’s global real estate, hospitality and restaurant businesses. Previously, he also served as Chief Operating Officer of Investment Banking, had responsibility for Merrill Lynch’s Global Leveraged Finance business, and was also responsible for various real estate-related principal investments including the Zell/Merrill Lynch series of funds which acquired more than $3.0 billion of commercial real estate assets and where Mr. Saltzman was a member of the investment committee.

Since July 2003, Mr. Saltzman has served on the board of directors of Kimco Realty Corporation, a publicly traded real estate investment trust, and as a member of Kimco’s Compensation Committee. He is also a member of the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), on the board of directors of the Real Estate Roundtable and a member of the Board of Trustees of the Urban Land Institute. In March 2013, Mr. Saltzman was named a member of NAREIT’s Mortgage REIT Council and appointed as the Chair of the Council’s Commercial Working Group. Previously, he was a Trustee and Treasurer of the Pension Real Estate Association, a Director of the Association of Foreign Investors in Real Estate, a Vice Chairman of the National Realty Committee and a past Chairman of the NRC Real Estate Capital Policy Advisory Committee.

Mr. Saltzman received his B.A. from Swarthmore College in 1977 and an M.S. in Industrial Administration from Carnegie Mellon University in 1979.

Mr. Saltzman’s expertise in real estate-related businesses, investments and capital markets, developed through more than 30 years of real estate principal investing and investment banking experience, provides a valuable perspective to the Board in developing, leading and overseeing the Company’s investment strategy and management of its portfolio. Mr. Saltzman’s service on the boards of a real estate investment trust and other real estate-based organizations also provides the Board with valuable perspectives into the real estate industry.

George G. C. Parker, Ph.D. (age 74) has served as a director since our initial public offering in September 2009 and currently serves as chairman of our audit committee. Professor Parker has been a distinguished member of the finance faculty of Stanford University’s Graduate School of Business since 1973 and is currently the Dean Witter Distinguished Professor of Finance (Emeritus). At Stanford, Professor Parker has held a series of senior positions, including Senior Associate Dean for Academic Affairs, Director of the M.B.A. Program, Director for Executive Education, and Director of the Stanford Sloan Program for Executives.

Professor Parker is independent chairman of the board of directors of iShares Exchange Traded Funds, an investment company; a member of the board of directors of Tejon Ranch Company, a publicly traded real estate development company, where he also serves as Chairman of its Audit Committee; Threshold Pharmaceuticals, Inc., a publicly traded biotechnology company; and First Republic Bank, a California banking company. From 1996 to 2009, Professor Parker served on the public board of Continental Airlines, Inc., including as a member of its Audit Committee.

Professor Parker holds a B.S. degree from Haverford College and an M.B.A. and Ph.D. degree from the Stanford Graduate School of Business.

Professor Parker’s understanding of business and finance concepts, acquired through his over 35 years of academic study and teaching, provide the Board with significant business acumen as the Company positions itself for future growth and development. In addition, Professor Parker’s extensive experience in an academic environment, including his position teaching about corporate governance and management compensation at Stanford Business School, allows him to advise on rapidly changing market conditions and provide perspective for the Board. Professor Parker also serves as an audit committee financial expert on the Board’s Audit Committee. Professor Parker’s service on other public company boards also lends insights into public company operations and provides different perspectives on Board practices and governance matters.

John A. Somers (age 69) has served as a director since our initial public offering in September 2009 and currently serves as chairman of our Compensation Committee. Mr. Somers has been a private investor since June 2006. From 1996 to June 2006, Mr. Somers was Head of Fixed Income and Real Estate for Teachers Insurance and Annuity Association and College Retirement Equities Fund (TIAA-CREF), and served there as an Executive Vice President from 1996 to 2004. From 1981 to 1996, Mr. Somers served as Senior Vice President and Head of Commercial Mortgages and Real Estate for TIAA-CREF. Prior to joining TIAA-CREF, from 1972 to 1981, Mr. Somers held several positions in the Real Estate Investment Department, including Vice President, for Prudential Insurance Company of America.

Mr. Somers has been a member of the board of directors of Guardian Life Insurance Company of America since 1996, currently serves as a member of the audit & risk committee and human resources & governance committee and previously served as chairman of its audit committee and investment committee. Since July 2010, Mr. Somers has served as a member of the board of directors of The Community Preservation Corporation, a 501(c)(3) not-for-profit corporation focused on low and moderate income housing development in New York City, and currently serves as a member of its Strategic Capital Planning Committee.

Mr. Somers received his B.S. in Economics from Villanova University in 1966 and an M.B.A. in Finance from the University of Connecticut in 1972.

Mr. Somers’s commercial mortgage and real estate investment experience allows him to provide sound advice on the Company’s objectives to acquire, originate and manage real estate-related investments. His position as Head of Fixed Income and Real Estate for TIAA-CREF provided Mr. Somers with extensive insight into the debt markets and real estate-related investments that provides a leadership perspective to the Board.

John L. Steffens (age 71) has served as a director since our initial public offering in September 2009 and currently serves as chairman of our nominating and corporate governance committee. Mr. Steffens is the founder of Spring Mountain Capital, L.P.; founded in 2001, Spring Mountain Capital, L.P. specializes in providing advisory services and alternative investments for institutional and private investors. Prior to establishing Spring Mountain Capital, Mr. Steffens spent 38 years at Merrill Lynch & Co., Inc., where he held numerous senior management positions, including President of Merrill Lynch Consumer Markets (which was later named the Private Client Group) from July 1985 until April 1997, and both Vice Chairman of Merrill Lynch & Co., Inc. (the parent company) and Chairman of its U.S. Private Client Group from April 1997 until July 2001.

Mr. Steffens served on the Board of Directors of Merrill Lynch & Co., Inc. from April 1986 until July 2001. He also served as a member of the Board of Directors of Merrill Lynch Ventures, LLC (a $1.8 billion private equity fund for key employees). Mr. Steffens currently serves on the Advisory Board of StarVest Partners, the Advisory Board of Wicks Communication & Media Partners, L.P., the Board of Directors of HealthPoint Capital, a global medical device company, and as Chairman of the Board of Directors of Cicero, Inc., a publicly traded provider of business integration software, since May 2007. Also, Mr. Steffens was appointed to and serves on the Dartmouth Medical School Board of Overseers on October 1, 2011. From June 2004 to February 2009, Mr. Steffens served on the public board of Aozora Bank, Ltd., a financial services institution in Japan. Mr. Steffens has served as Chairman of the Securities Industry Association, as a Trustee of the Committee for Economic Development, and is currently National Chairman Emeritus of the Alliance for Aging Research.

Mr. Steffens graduated from Dartmouth University in 1963 with a B.A. in Economics. He also attended the Advanced Management Program of the Harvard Business School in 1979.

Mr. Steffens’s years of investment experience, advisory work and senior leadership positions at Merrill Lynch devoted to private client work provides the Board with an investor perspective. Mr. Steffens’s extensive contacts developed through his service with a significant number of securities and financial firms provides the Board with a view into markets that is invaluable. Mr. Steffens’s service as a director of other public companies also helps provide the Board with different perspectives on Board practices and governance matters.

Vote Required and Recommendation

The affirmative vote of a plurality of all the votes cast at the annual meeting is necessary for the election of each nominee. In any uncontested election of directors, any incumbent director who does not receive a majority of the votes cast with respect to the election of that director shall tender his or her resignation within three (3) days after certification of the results, for consideration by the Nominating and Corporate Governance Committee in accordance with the Company’s written corporate governance guidelines. For purposes of the election of directors, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining the presence of a quorum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Executive officers are elected by and serve at the discretion of our Board of Directors.

Name	Age(1)	Title
Thomas J. Barrack, Jr.	65	Director, Executive Chairman
Richard B. Saltzman	56	Director, Chief Executive Officer and President
Ronald M. Sanders	49	Chief Legal Officer and Secretary
Darren J. Tangen	42	Chief Operating Officer, Chief Financial Officer and Treasurer
Kevin P. Traenkle	43	Chief Investment Officer

(1)	Ages as of April 1, 2013

Set forth below are descriptions of the backgrounds of each of our executive officers, other than Thomas J. Barrack, Jr. and Richard B. Saltzman, whose positions and backgrounds are described above.

Ronald M. Sanders (age 49) has served as our Chief Legal Officer and Secretary since our initial public offering in September 2009 and as a vice president since our formation in June 2009. Mr. Sanders also has served as vice president of our Manager since its formation in June 2009 and as its chief legal officer since September 2009. Mr. Sanders is a Principal and the General Counsel of Colony Capital, and has served in such capacities since joining Colony Capital in November 2004. Mr. Sanders is responsible for the management of global legal affairs and generally provides legal and other support to the operations of Colony Capital.

Prior to joining Colony Capital in November 2004, Mr. Sanders was a Partner with the law firm of Clifford Chance US LLP, where he specialized in the representation of private equity funds and mergers and acquisitions.

Mr. Sanders received his B.S. from the State University of New York at Albany in 1985, and his J.D. from the New York University School of Law in 1988.

Darren J. Tangen (age 42) has served as our Chief Operating Officer since March 2012, our Chief Financial Officer since our formation in June 2009 and as our treasurer since our initial public offering in September 2009. Mr. Tangen is seconded exclusively to us pursuant to a secondment agreement with Colony Capital. He has been a Principal of Colony Capital since 2007, where he was responsible for the identification, evaluation, consummation and management of new debt and equity investments in North America. Prior to becoming a Principal of Colony Capital, Mr. Tangen served as a Senior Vice President (2006 through 2007), Vice President (2004 through 2006) and Associate of Colony Capital (2002 through 2004).

Prior to joining Colony Capital in August 2002, Mr. Tangen served in various capacities at Credit Suisse First Boston and Colliers International. Mr. Tangen received his B. Comm. from McGill University and his M.B.A. in Finance and Real Estate at The Wharton School, University of Pennsylvania, where he was recognized as a Palmer Scholar.

Kevin P. Traenkle (age 43) has served as our Chief Investment Officer since our formation in June 2009 and as chief investment officer of our Manager since September 2009. Mr. Traenkle is also a Principal of Colony Capital where he is involved in many facets of the firm’s activities including: distressed debt initiatives, investment and divestment decisions, business development and global client relations. Prior to becoming a Principal in January 2005, Mr. Traenkle served as a Vice President of Acquisitions. Before rejoining Colony Capital in 2002, Mr. Traenkle worked for a private equity investment firm, where he was responsible for real estate-related investment and management activities.

Previously, Mr. Traenkle was a Vice President at Colony Capital serving as a member of the acquisitions team and was responsible for the identification, evaluation, consummation, and management of investments. Prior to joining Colony Capital in 1993, Mr. Traenkle worked for an investment bank, First Albany Corporation, in its Municipal Finance department. Mr. Traenkle received a B.S. in Mechanical Engineering in 1992 from Rensselaer Polytechnic Institute in Troy, New York.

INFORMATION REGARDING CORPORATE GOVERNANCE AND

BOARD AND COMMITTEE MEETINGS

Committee Charters and Corporate Governance Documents

Our Board of Directors maintains charters for all Board committees. In addition, our Board of Directors has adopted a written set of corporate governance guidelines, a code of business conduct and ethics and a code of ethics for our principal executive officers and senior financial officers. To view our committee charters, corporate governance guidelines, code of business conduct and ethics and code of ethics, please visit our website at http://www.colonyfinancial.com. Each of these documents is also available in print to any stockholder who sends a written request to such effect to Investor Relations, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404.

Director Independence

The Board currently has five directors, a majority (three) of whom the Board affirmatively has determined to be “independent” under the listing standards of the NYSE and under applicable rules of the Securities and Exchange Commission. The Board affirmatively has determined that each of the following directors is independent under these standards: George G.C. Parker, John A. Somers and John L. Steffens. Thomas J. Barrack, Jr. and Richard B. Saltzman are not independent as they are executive officers of our Manager and of Colony Capital, which is the parent of our Manager.

Board Leadership Structure and Risk Oversight

Our Board of Directors is comprised of a majority of independent directors. Mr. Barrack serves as the Executive Chairman of the Board, a position separate from our Chief Executive Officer. Our Board believes that having an executive chairman is useful as it ensures that the Board leadership retains a close working relationship with management. In addition, our Board of Directors established the position of Lead Director in order to provide for a Board leadership position to be held by an independent director. The Lead Director is selected on an annual basis by a majority of the independent directors then serving on the Board of Directors from among the independent directors. John A. Somers currently serves as our Lead Director. The role of the Lead Director is to serve as liaison (a) between the Board of Directors and management, including the Chief Executive Officer, (b) among independent directors and (c) between interested third parties and the Board of Directors.

In connection with its oversight of risk to our business, the Audit Committee and Board consider feedback from our Manager concerning the Company’s operations and strategies and considers the attendant risks to our business. The Board routinely meets with our Chief Executive Officer, our Chief Operating Officer and Chief Financial Officer, and other company officers as appropriate in the Board’s consideration of matters submitted for Board approval and risks associated with such matters.

In addition, the Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibility for various matters as described in the Committee charters and as provided in NYSE Rules.

For example, our Audit Committee assists the Board’s oversight of the integrity of our financial statements and financial reporting process, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. In addition, the Audit Committee has established and maintains procedures for the receipt of complaints and submissions of concerns regarding accounting and auditing matters. Pursuant to its charter, the Audit Committee also considers our policies with respect to risk assessment and risk management, including key risks to which we are subject such as credit risk, liquidity risk and market risk, and the steps that management has taken to monitor and control exposure to such risks.

The Compensation Committee oversees the performance of our Manager, the management fees and other compensation payable to the Manager, and the compensation of our Chief Financial Officer.

The Board and the Board committees hear reports from the members of management responsible for the matters considered to enable the Board and each committee to understand and discuss risk identification and risk management. The chairman of each of the Board’s standing committees reports on the discussion to the full Board at the next Board meeting. All directors have access to members of management in the event a director wishes to follow up on items discussed outside the Board meeting.

Executive Sessions of Non-Management Directors

Pursuant to our corporate governance guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, our Board of Directors devotes a portion of each regularly scheduled Board and committee meeting to executive sessions without management participation. In addition, our corporate governance guidelines provide that if the group of non-management directors includes directors who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent directors. The Lead Director presides at these sessions.

Communications with the Board

Stockholders and other interested parties may communicate with the Board by sending any correspondence they may have to the Lead Director at the following address: “Lead Director” c/o Secretary, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404, or by email at lead.director@colonyfinancial.com. The Lead Director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board of Directors.

Board Meetings

During 2012, the Board of Directors met five times, including telephonic meetings, and each Director attended 100% of such meetings. Directors are expected to attend, in person or by telephone, all Board meetings and meetings of committees on which they serve. In addition, directors are expected to attend the Company’s annual meeting of stockholders. The 2012 annual meeting of stockholders was held on May 2, 2012 and was attended by four of our directors.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below are “independent” of the Company as that term is defined in the NYSE’s listing standards and section 10A-3 under the Securities and Exchange Act of 1934, as amended.

The table below provides membership information for each of the Board committees:

Name	Audit	Compensation	Corporate Governance and Nominating
George G. C. Parker	☑	X	X
John A. Somers	X	☑	X
John L. Steffens	X	X	☑

☑	Committee Chairman

Audit Committee

The principal purpose of the Audit Committee is to assist the Board of Directors in the oversight of:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function; and

•	our overall risk profile.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors and is also responsible for reviewing with our independent auditors any audit problems or difficulties they encounter in the course of their audit work. The Audit Committee is also charged with the tasks of reviewing our financial statements, any significant financial reporting issues and any major issues as to the adequacy of internal control with management and our independent auditors.

Our Audit Committee’s written charter requires that all members of the committee must satisfy the requirements of the NYSE, the rules and regulations of the SEC and applicable laws relating to independence, financial literacy and experience. All of the members of the Audit Committee meet the foregoing requirements. The Board of Directors has determined that George G. C. Parker is an “audit committee financial expert” as defined by the rules and regulations of the SEC. For information about the development of Professor Parker’s expertise, see “Proposal 1: Election of Directors—Nominees for Election for a One-Year Term Expiring at the 2014 Annual Meeting.”

During 2012, the Audit Committee met four times, including telephonic meetings, and each member of the Audit Committee attended 100% of such meetings.

Compensation Committee

The principal purposes of the Compensation Committee are to:

•

review and approve on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any, evaluate our Chief Executive Officer’s performance in light of such goals and objectives and determine and approve the remuneration of our Chief Executive Officer based on such evaluation;

•	review and approve the compensation, if any, of all of our other officers, including our Chief Financial Officer;

•	review our executive compensation policies and plans;

•	oversee plans and programs related to the compensation of the Manager, including fees payable to the Manager pursuant to the management agreement with our Manager;

•	implement and administer our incentive compensation equity-based remuneration plans, including our 2011 Equity Incentive Plan, or our 2011 Plan;

•	assist management in complying with our proxy statement and annual report disclosure requirements;

•	produce a report on executive compensation to be included in our annual proxy statement; and

•	review, evaluate and recommend changes, if appropriate, to the remuneration for directors.

In addition, the Compensation Committee oversees the performance of the Manager and the management fees and other compensation payable to the Manager. The Compensation Committee evaluates annually the performance of the Manager in view of the Company’s investment objectives and the obligations of the Manager under the management agreement.

As discussed below, because our management agreement provides that our Manager is responsible for managing our affairs, our Chief Executive Officer and each of our other executive officers, other than Mr. Tangen, our Chief Operating Officer, Chief Financial Officer and Treasurer, each of whom is an employee of Colony Capital and certain of its affiliates, do not receive cash compensation from us for serving as our executive officers. Instead we pay our Manager the management fees described in “Certain Relationships and Related Transactions.”

The Compensation Committee may delegate its authority to members as it deems appropriate; any actions taken by a member who has been delegated authority must be reported to the full Compensation Committee at its next regularly scheduled meeting. The Compensation Committee has the authority to retain and terminate such outside legal, accounting or other advisors as it deems necessary and advisable in its sole discretion, including compensation consultants, after taking into consideration all factors relevant to the independence from management of such compensation consultant or other advisor. The Compensation Committee will be directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant or other advisor retained by the Compensation Committee.

During 2012, the Compensation Committee met six times, including telephonic meetings, and each member of the Compensation Committee attended 100% of such meetings.

Nominating and Corporate Governance Committee

The principal purposes of the Nominating and Corporate Governance Committee are to:

•	identify and recommend to the full board of directors qualified candidates for election as directors and recommend nominees for election as directors at the annual meeting of stockholders;

•	develop and recommend to the board of directors corporate governance guidelines and implement and monitor such guidelines;

•	review and make recommendations on matters involving the general operation of the board of directors, including board size and composition, and committee composition and structure;

•	recommend to the board of directors nominees for each committee of the board of directors;

•

annually facilitate the assessment of the board of directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•	oversee the board of directors’ evaluation of management.

During 2012, the Nominating and Corporate Governance Committee met four times, including telephonic meetings, and each member of the Nominating and Corporate Governance Committee attended 100% of such meetings.

Code of Ethics

Our Board of Directors has adopted and maintains a code of business conduct and ethics and a code of ethics for our principal executive officers and senior financial officers. To view our code of business conduct and ethics and code of ethics, please visit our website at http://www.colonyfinancial.com. Each of these documents is also available in print to any stockholder who sends a written request to such effect to Investor Relations, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404.

Consideration of Director Candidates

The Board of Directors has adopted a policy to be used for considering potential director candidates to further the Nominating and Corporate Governance Committee’s goal of ensuring that our Board of Directors consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

•	high personal and professional ethics and integrity;

•	an ability to exercise sound judgment;

•	an ability to make independent analytical inquiries;

•	a willingness and ability to devote adequate time and resources to diligently perform Board duties, including attending regular and special Board and committee meetings;

•	an appropriate and relevant business experience and acumen; and

•	a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to the aforementioned qualifications, the Nominating and Corporate Governance Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular candidate. These factors include, among others:

•	whether the person possesses specific industry expertise, including in real estate and real estate-related debt instruments, and familiarity with general issues affecting the Company’s business;

•	whether the person’s nomination and election would enable the Board of Directors to have a member that qualifies as an “audit committee financial expert”;

•	whether the person would qualify as an “independent” director under the rules of the NYSE and the Company’s Corporate Governance Guidelines;

•	the importance of continuity of the existing composition of the Board of Directors; and

•	the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (a) Nominating and Corporate Governance Committee members, (b) other members of the Board of Directors and (c) stockholders of the Company. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates. Stockholders seeking to recommend a prospective candidate for the Nominating and Corporate Governance Committee’s consideration should submit the candidate’s name and qualifications, including the candidate’s consent to serve as a director if nominated and elected, to Ronald M. Sanders, Chief Legal Officer and Secretary, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404.

Independent Registered Public Accounting Firm

Our consolidated financial statements for the fiscal year ended December 31, 2012 were audited by Ernst & Young LLP, which served as our independent registered public accounting firm for the last fiscal year and has been selected by the Audit Committee of our Board of Directors to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Auditor Fees and Services

Set forth below are the services rendered and related fees billed by Ernst & Young LLP for services rendered during the years ended December 31, 2012 and December 31, 2011:

Services	2012	2011
Audit Fees(1)	$591,200	$592,100
Audit-Related Fees(2)	—	27,500
Tax Fees(3)	385,300	390,800
All Other Fees	—	—
Total	976,500	1,010,400

(1)	Audit fees represent fees and expenses for the audits of the Company’s annual financial statements and internal control over financial reporting, review of financial statements included in the Company’s quarterly reports on Form 10-Q, consultations with Company’s management on technical accounting and regulatory issues, and services provided for assistance with and review of other regulatory filings.
(2)	Audit-related fees represent fees and expenses related to consultations with the Company’s management on technical accounting and regulatory issues.
(3)	Tax fees represent fees and expenses related to the review and assistance with the preparation of tax returns, tax consulting related to REIT qualification, and general federal and state tax consulting.

All audit and audit-related services provided by Ernst & Young LLP in 2012 were pre-approved by our Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which will be reviewed and reassessed annually by the Audit Committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, provided that the estimated cost for such services shall not exceed $100,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (1) the type of services covered by the engagement, (2) the dates the engagement is scheduled to commence and terminate, (3) the estimated fees payable by the Company pursuant to the engagement, (4) other material terms of the engagement, and (5) such other information as the Audit Committee may request.

COMPENSATION DISCUSSION AND ANALYSIS

General

Our management agreement provides that our Manager is responsible for managing our affairs. Our Chief Executive Officer and each of our other executive officers, each of whom is an employee of Colony Capital and certain of its affiliates, do not receive cash compensation from us for serving as our executive officers. Instead, we pay our Manager the management fees described in “Certain Relationships and Related Transactions—Management Agreement” below. However, under the terms of a secondment agreement between us and Colony Capital, Mr. Tangen, our Chief Operating Officer, Chief Financial Officer and Treasurer, is seconded exclusively to us by Colony Capital.

Cash Compensation

Under the terms of the secondment agreement, we are charged for the expenses incurred by Colony Capital in employing Mr. Tangen, including annual base salary, bonus potential, related withholding taxes and employee benefits. As a result, we are responsible for reimbursing Colony Capital, on a monthly basis, an amount equal to the sum of (a) Mr. Tangen’s base salary for such month and (b) Colony Capital’s cost of providing employee benefits to Mr. Tangen for such month. The term of the secondment agreement was negotiated between us and Colony Capital. Accordingly, except as discussed below with regard to Mr. Tangen’s bonus, all amounts paid to Mr. Tangen by Colony Capital for which we are responsible for reimbursement were negotiated as part of the secondment agreement. Mr. Tangen’s base salary and our obligation to reimburse Colony Capital for Mr. Tangen’s base salary is capped at $29,167 per month, or $350,000 annually. Mr. Tangen also is eligible to receive an annual cash bonus paid by Colony Capital. Pursuant to the secondment agreement, we have agreed to reimburse Colony Capital for the cash bonus paid to him. However, pursuant to the secondment agreement, we are only responsible for reimbursing Colony Capital for the amount of the cash bonus that is approved by our Compensation Committee, in its sole discretion. For the year ended December 31, 2012, we reimbursed Colony Capital pursuant to the secondment agreement for Mr. Tangen’s cash bonus in the amount of $800,000. After considering Mr. Tangen’s continuing leadership over the last year, his significant involvement in the operations of the Company, and his involvement in sourcing and managing numerous transactions consummated by the Company, and following a review of compensation paid to chief operating officers and chief financial officers of comparable companies, the Compensation Committee determined that the bonus amount was appropriate and would be reimbursed to Colony Capital in full.

Benefits

In addition to base salary and bonus potential, Colony Capital provides Mr. Tangen with certain benefits that are reimbursable by us, including matching contributions to his 401(k) plan, standard employee health benefits, an automobile allowance and country club membership dues; we do not have discretion regarding the amounts that we reimburse for these benefits. In addition to their capacities as officers or personnel of Colony Capital, persons other than our Chief Operating Officer and Chief Financial Officer devote such portion of their time to our affairs as is necessary to enable us to operate our business.

Equity Compensation

In 2011, we adopted our 2011 Plan, which provides for the grant of options to purchase shares of common stock, share awards (including restricted stock and stock units), stock appreciation rights, performance awards and annual incentive awards, dividend equivalent rights, long-term incentive units, cash and other equity-based awards. Certain named executive officers of the Company, along with other eligible employees, directors and service providers, including the Manager and employees of the Manager, are eligible to receive awards under the 2011 Plan. Our Compensation Committee may, from time to time, grant equity-based awards designed to align the interests of personnel of our Manager and its affiliates who support our Manager in providing services to us under our management agreement with those of our stockholders, by allowing such personnel to share in the creation of value for our stockholders through stock appreciation and dividends. These equity-based awards are generally subject to time-based vesting requirements designed to promote retention and to achieve strong performance for our Company. These awards further provide flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals providing services for the benefit of the Manager and the Company.

As previously reported in the Company’s definitive proxy statement relating to the annual meeting of stockholders held on May 2, 2012, our Compensation Committee on January 4, 2012 approved grants under the 2011 Plan of an aggregate of 475,000 shares of restricted common stock to certain employees of the Manager or its affiliates, including an aggregate of 289,418 shares of restricted common stock to our named executive officers. These awards were granted to recognize the efforts of our named executive officers and the employees of the Manager or its affiliates. The awards vest over a three-year period as follows: 25% in March 2012 and 25% on approximately each of the first three anniversaries of the grant date, respectively.

Summary Compensation Table

The following table contains certain summary compensation information for our named executive officers for the fiscal years ended December 31, 2012, 2011 and 2010:

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	All Other Compensation ($)		Total ($)
Thomas J. Barrack, Jr.	2012	—	—	1,871,619	—		1,871,619
Executive Chairman	2011	—	—	—	—		—
	2010	—	—	—	—		—

Richard B. Saltzman	2012	—	—	1,247,746	—		1,247,746
CEO & President	2011	—	—	—	—		—
	2010	—	—	—	—		—

Kevin P. Traenkle	2012	—	—	724,889	—		724,889
Chief Investment Officer	2011	—	—	—	—		—
	2010	—	—	—	—		—

Darren J. Tangen	2012	350,000	800,000	554,999	32,965	(4)	1,737,964
COO, CFO & Treasurer	2011	350,000	800,000	—	58,776	(5)	1,208,776
	2010	350,000	1,000,000	—	59,747	(6)	1,409,747

Ronald M. Sanders	2012	—	—	277,742	—		277,742
Chief Legal Officer	2011	—	—	—	—		—
	2010	—	—	—	—		—

(1)	Represents the maximum salary reimbursable by the Company under the secondment agreement with Colony Capital for each of the fiscal years ended December 31, 2012, 2011 and 2010.
(2)	Represents the cash bonus paid to Mr. Tangen by Colony Capital for each of the fiscal years ended December 31, 2012, 2011 and 2010. Upon determination by our Compensation Committee that the amount was proper, we reimbursed Colony Capital for 100% of the bonus amount paid to Mr. Tangen by Colony Capital with respect to each such fiscal year.
(3)	On January 4, 2012, the Compensation Committee approved the grant of restricted common stock under the 2011 Plan to the named executive officers of the Company, which restricted common stock shall vest over a three-year period as follows: 25% in March 2012 and 25% on approximately each of the first three anniversaries of the grant date, respectively. The amount reported in this column is based on the closing price of $16.16 per share of common stock on the date of the grant.
(4)	Includes $23,965 in employee medical and health benefits and $9,000 in automobile related expenses for the year ended December 31, 2012.
(5)	Includes $45,651 in employee medical and health benefits, $9,000 in automobile related expenses and $4,125 in 401(k) contributions for the year ended December 31, 2011.
(6)	Includes $46,622 in employee medical and health benefits, $9,000 in automobile related expenses and $4,125 in 401(k) contributions for the year ended December 31, 2010.

Grant of Plan Based Awards

The following table sets forth information for each named executive officer with respect to the grant of plan based awards by the Company during 2012, and the value of such stock awards on such grant dates:

Name and Principal Position	Grant Date	All Other Stock Awards; Number of Shares of Stocks or Units(1) (#)	Grant Date Fair Value of Stock Awards(2) ($)
Thomas J. Barrack, Jr.	January 4, 2012	115,818	1,871,619
Executive Chairman

Richard B. Saltzman	January 4, 2012	77,212	1,247,746
CEO & President

Kevin P. Traenkle	January 4, 2012	44,857	724,889
Chief Investment Officer

Darren J. Tangen	January 4, 2012	34,344	554,999
COO, CFO & Treasurer

Ronald M. Sanders	January 4, 2012	17,187	277,742
Chief Legal Officer

(1)	On January 4, 2012, the Compensation Committee approved the grant of restricted common stock under the 2011 Plan to the named executive officers of the Company. The restricted common stock shall vest over a three-year period as follows: 25% in March 2012 and 25% on approximately each of the first three anniversaries of the grant date, respectively.
(2)	The amount reported in this column is based on the closing price of $16.16 per share of common stock on the date of the grant.

For narrative disclosures concerning the information set forth in the Summary Compensation Table and the Grant of Plan Based Awards Table, please see “Compensation Discussion and Analysis” in this proxy statement.

Stock Vested in 2012

The following table sets forth information for each named executive officer with respect to the vesting of stock awards from the Company during 2012, and the value realized upon such vesting dates:

Name and Principal Position	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
Thomas J. Barrack, Jr.	57,910	1,056,722
Executive Chairman

Richard B. Saltzman	38,606	704,469
CEO & President

Kevin P. Traenkle	22,428	409,259
Chief Investment Officer

Darren J. Tangen	17,172	313,349
COO, CFO & Treasurer

Ronald M. Sanders	8,594	156,821
Chief Legal Officer

(1)	Represents vested common stock initially granted on January 4, 2012; 25% vested in March 2012 and 25% vested in December 2012 (such date as approved by the Compensation Committee to accelerate the original January 2013 vesting date)
(2)	The amount reported in this column is based on a share price of $17.01 and $19.48 per share of common stock, respectively, for the March 2012 and December 2012 vesting dates.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2012

The following table sets forth information for each named executive officer with respect to the outstanding unvested equity awards as of fiscal year-end 2012, and the market value of such stock at fiscal year-end 2012:

Name and Principal Position	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Thomas J. Barrack, Jr.	57,908	1,129,206
Executive Chairman

Richard B. Saltzman	38,606	752,817
CEO & President

Kevin P. Traenkle	22,429	437,366
Chief Investment Officer

Darren J. Tangen	17,172	334,854
COO, CFO & Treasurer

Ronald M. Sanders	8,593	167,564
Chief Legal Officer

(1)	Remaining restricted common stock awards subject to vesting 50% in January 2014 and 50% in January 2015
(2)	Value determined by multiplying the number of unvested shares by $19.50, the closing price of common stock on the last business day of the 2012 fiscal year

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors

John A. Somers (Chairman)
George G. C. Parker
John L. Steffens

The Compensation Committee Report does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board of Directors are John A. Somers, George G. C. Parker, and John L. Steffens, each of whom is an independent director. None of these directors, nor any of our executive officers, serves as a member of the governing body or compensation committee of any entity that has an executive officer serving as a member of our Board of Directors or our Compensation Committee. Accordingly, during 2012 there were no interlocks with other companies within the meaning of the SEC’s rules.

COMPENSATION OF DIRECTORS

Director Compensation

A member of our Board of Directors who is also an employee of Colony Capital is referred to as an executive director. Executive directors do not receive compensation for serving on our Board. For 2012, each non-executive director received an annual base fee for his or her services of $90,000, with half paid in cash in quarterly installments in conjunction with quarterly meetings of the Board and the other half paid in the form of an annual award of restricted shares of our common stock, which vested in full on the one-year anniversary of the date of grant. In addition, in 2012, the chairs of the Audit, Compensation and Nominating and Corporate Governance Committees received an additional annual cash retainer of $10,000, $5,000 and $5,000, respectively. Beginning in 2013, each non-executive director will receive an annual base fee for his or her services of $95,000, with $45,000 payable in cash in quarterly installments in conjunction with quarterly meetings of the Board and $50,000 payable in the form of an annual award of restricted shares of our common stock, which will vest in full on the one-year anniversary of the date of grant, subject to the director’s continued service on our Board. In addition, in 2013, the chairs of the Audit, Compensation and Nominating and Corporate Governance Committees will receive an additional annual cash retainer of $15,000, $7,500 and $7,500, respectively, and the Lead Director will receive an additional annual cash retainer of $20,000. Furthermore, each non-executive director shall be required to own a minimum of 7,500 shares of Company common stock. In connection with the foregoing share ownership requirement, each non-executive director shall have until the later of the three-year period commencing on January 1, 2013 or upon such director’s initial election to the Board of Directors to comply with the minimum share ownership requirement in order to stand for re-election. Upon the election of any new non-executive director elected to the Board of Directors, the Company shall make an initial grant of 2,000 restricted shares of common stock, which will vest in two equal annual installments beginning on the one-year anniversary of the date of grant, subject to the director’s continued service on the Board of Directors. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at full Board and committee meetings.

At the closing of our initial public offering on September 29, 2009, we granted 2,000 restricted shares of our common stock to each of our non-executive directors pursuant to our 2009 Non-Executive Director Stock Plan (the “Director Stock Plan”). These awards of restricted stock vested in two equal annual installments beginning on the one-year anniversary of the date of grant, subject to the director’s continued service on our Board. In addition, during the fiscal years ended December 31, 2012, December 31, 2011 and 2010, we granted 2,758, 1,000 and 1,000 restricted shares of our common stock, respectively, to each of our non-executive directors pursuant to the Director Stock Plan and in accordance with the non-executive compensation policy for such year, with each grant of restricted shares vesting in full on the one-year anniversary of the date of each respective grant.

The Director Stock Plan provides for the issuance of restricted or unrestricted shares of our common stock or restricted stock units and other stock-based awards, including dividend equivalent rights. The Director Stock Plan is intended, in part, to implement our program of non-executive director compensation described above. We reserved a total of 100,000 shares of our common stock for issuance under our Director Stock Plan, of which 79,726 remained available for future issuance to our non-executive directors as of December 31, 2012. If any awards under the Director Stock Plan are cancelled, forfeited or otherwise terminated, the shares that were subject to such award will be available for re-issuance under the Director Stock Plan. Shares issued under the Director Stock Plan may be authorized but unissued shares or shares that have been reacquired by us. In the event that the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Director Stock Plan, then the Compensation Committee will make equitable changes or adjustments to any or all of: (i) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the Compensation Committee may determine that any such equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of stock). Awards under the Director Stock Plan are intended to either be exempt from, or comply with, Code Section 409A.

Each award of restricted stock or restricted stock units will be subject to such restrictions as will be set forth in the applicable award agreement. Unless otherwise determined by the board, upon a non-executive director’s removal or resignation from our board, the director will forfeit any as yet unvested awards granted under the Director Stock Plan. Upon a change in control of us (as defined under the Director Stock Plan) in which outstanding awards will not be assumed or continued by the surviving entity: (i) all restricted shares and all restricted stock units will vest and the underlying shares will be delivered immediately before the change in control, and (ii) the board of directors may elect, in its sole discretion, to cancel any outstanding awards of restricted stock or restricted stock units and to pay or have paid to the award holder an amount in cash or securities having a value equal to the formula or fixed price per share paid to stockholders in the change in control transaction.

Director Compensation Table

The following table presents information relating to the total compensation of our three non-executive directors for the fiscal year ended December 31, 2012. Thomas J. Barrack, Jr. and Richard B. Saltzman, as executive directors, do not receive any compensation for serving on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	Total ($)
George G. C. Parker	$55,000	$45,011	$100,011
John A. Somers	$50,000	$45,011	$95,011
John L. Steffens	$50,000	$45,011	$95,011

(1)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of the restricted shares of our common stock granted pursuant to the Director Stock Plan.
(2)	The grant date fair value for stock awards granted in fiscal year 2012 was $16.32 per share.
(3)	At December 31, 2012, the aggregate number of outstanding unvested stock awards for each of Messrs. Parker, Somers and Steffens was 2,758, which vested on March 6, 2013.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information relating to securities remaining available for future issuance under equity compensation plans of the Company for the fiscal year ended December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	N/A	N/A	829,726	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	N/A	N/A	829,726	(2)

(1)	Represents (a) the Company’s 2009 Non-Executive Director Stock Plan and (b) the Company’s 2011 Equity Incentive Plan.
(2)	At December 31, 2012, includes 79,726 shares remaining for future issuance under the Company’s 2009 Non-Executive Director Stock Plan and 750,000 shares remaining for future issuance under the Company’s 2011 Equity Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of Messrs. Parker (Chairman), Somers, and Steffens. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Directors. The Audit Committee operates under a written charter adopted by our Board of Directors.

One of the principal purposes of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012 with our management.

The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in rule 3200T.

The Audit Committee has received both the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from management and the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements for 2012 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

George G. C. Parker (Chairman)
John A. Somers
John L. Steffens

The Report of the Audit Committee does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders an opportunity to indicate whether they support the compensation of our named executive officers, as described in this proxy statement. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding our Chief Financial Officer’s compensation (as set forth above), and the narrative disclosure accompanying the tabular presentation. We believe these disclosures allow stockholders to view the trends in our executive compensation program and the application of our compensation philosophies for the year presented.

As discussed in the Compensation Discussion and Analysis beginning on page 16 of this proxy statement, our Chief Executive Officer and each of our other executive officers, each of whom is an employee of Colony Capital and certain of its affiliates, do not receive cash compensation from us for serving as our executive officers. However, under the terms of a secondment agreement between us and Colony Capital, Mr. Tangen, our Chief Operating Officer, Chief Financial Officer and Treasurer, is seconded exclusively to us by Colony Capital. Under the terms of the secondment agreement, we are responsible for reimbursing Colony Capital, on a monthly basis, an amount equal to the sum of (a) Mr. Tangen’s base salary for such month and (b) Colony Capital’s cost of providing employee benefits to Mr. Tangen for such month. The term of the secondment agreement was negotiated between us and Colony Capital. Accordingly, except as discussed below with regard to Mr. Tangen’s bonus, all amounts paid to Mr. Tangen by Colony Capital for which we are responsible for reimbursement were negotiated as part of the secondment agreement. Mr. Tangen’s base salary and our obligation to reimburse Colony Capital for Mr. Tangen’s base salary is capped at $29,167 per month, or $350,000 annually. Mr. Tangen also is eligible to receive an annual cash bonus paid by Colony Capital. Pursuant to the secondment agreement, we have agreed to reimburse Colony Capital for the cash bonus paid to him. However, pursuant to the secondment agreement, we are only responsible for reimbursing Colony Capital for the amount of the cash bonus that is approved by our Compensation Committee, in its sole discretion. For the year ended December 31, 2012, we reimbursed Colony Capital pursuant to the secondment agreement for Mr. Tangen’s cash bonus in the amount of $800,000. In addition, for the year ended December 31, 2012, the Company awarded Mr. Tangen 34,344 restricted shares of common stock pursuant to the 2011 Plan. Such awards vest over a three-year period as follows: 25% in March 2012 and 25% on each of the first three anniversaries of the grant date. After considering Mr. Tangen’s continuing leadership over the last year, his significant involvement in the operations of the Company, and his involvement in sourcing and managing numerous transactions consummated by the Company, and following a review of compensation paid to chief operating officers and chief financial officers of comparable companies, the Compensation Committee determined that the bonus amount was appropriate and would be reimbursed to Colony Capital in full and that the equity awards pursuant to the 2011 Plan more closely align Mr. Tangen’s interests with the Company’s stockholders. Accordingly, the Board of Directors unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee values the opinions of our stockholders. To the extent that there is any significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required and Recommendation

Stockholders may also abstain from voting on this advisory proposal. The affirmative vote of a majority of the votes cast is required for approval of the advisory resolution above. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, the Board of Directors has determined that it is in the best interests of the Company and our stockholders to seek the ratification by our stockholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast is required for approval of the advisory resolution above. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Even if the appointment of Ernst & Young LLP as our independent registered public accounting firm is ratified, our Board of Directors and the Audit Committee may, in their discretion, change that appointment at any time during the year should they determine such a change would be in our and our stockholders’ best interests. In the event that the appointment of Ernst & Young LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the record date, March 25, 2013, regarding the beneficial ownership of each class of our capital stock by:

•	each of our directors and director nominees;

•	each of our executive officers;

•	each holder of 5% or more of each class of our capital stock; and

•	all of our directors, director nominees and executive officers as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•

all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days, the exercise of any option, warrant or right, or the power to revoke a trust, discretionary account or similar arrangement).

Unless otherwise indicated, the address of each named person is c/o Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, California 90404. The percentages below are based on 64,598,460 shares outstanding as of March 25, 2013. No shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Beneficial Owner	Shares Owned		Percentage of Class
Executive Officers and Directors
Thomas J. Barrack, Jr.	355,069	(1)(2)	*
Richard B. Saltzman	236,330	(2)	*
Ronald M. Sanders	50,761	(2)	*
Darren J. Tangen	86,073	(2)	*
Kevin P. Traenkle	119,817	(2)	*
George G. C. Parker	9,037	(2)	*
John A. Somers	11,537	(2)	*
John L. Steffens	17,037	(2)	*
All directors, director nominees and executive officers as a group (8 persons)	885,661		1.37%
Greater than Five Percent Beneficial Owners
SAB Capital Advisors, L.L.C.(3)	3,893,890		6.03%
S.A.C. Capital Advisors, L.P.(4)	3,280,086		5.08%

*	Represents less than 1.0% of the common stock outstanding as of March 25, 2013.
(1)	Represents shares held in a family trust of which Mr. Barrack is trustee.
(2)	Includes shares of restricted common stock subject to time vesting.
(3)

Based on information provided in a Schedule 13G/A filed on February 14, 2013, jointly by SAB Capital Advisors, L.L.C., SAB Capital Management, L.P., SAB Capital Management, L.L.C. and Scott A. Bommer, each of SAB Capital Advisors, L.L.C., SAB Capital Management, L.P., SAB Capital Management, L.L.C. and Scott A. Bommer has sole voting power and sole dispositive power with respect to 0 shares of our common stock and shared voting power and shared dispositive power with respect to 3,893,890 shares of our common stock. Various accounts for which SAB Capital Advisors, L.L.C. is the general partner and SAB Capital Management, L.P. is the investment manager have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of our common stock. The address of each of SAB Capital Advisors, L.L.C., SAB Capital Management, L.P., SAB Capital Management, L.L.C. and Scott A. Bommer is 767 Fifth Avenue, 44th Floor, New York, New York 10153.
(4)	Based on information provided in a Schedule 13G filed on January 17, 2013 jointly by S.A.C. Capital Advisors, L.P., S.A.C. Capital Advisors, Inc., CR Intrinsic Investors, LLC, S.A.C. Global Investors LLP and Steven A. Cohen, (i) S.A.C. Capital Advisors, L.P., its general partner S.A.C. Capital Advisors, Inc. and Steven A. Cohen, who controls S.A.C. Capital Advisors, Inc., beneficially own an aggregate of 2,735,086 shares of our common stock held by S.A.C. Capital Associates, LLC, S.A.C. MultiQuant Fund, LLC and S.A.C. Velocity Fund, LLC, with shared power to vote and shared power to dispose of all such shares, (ii) CR Intrinsic Investors, LLC and Steven A. Cohen, who controls CR Intrinsic Investors, LLC, beneficially own an aggregate of 145,000 shares of our common stock held by CR Intrinsic Investments, LLC, with shared power to vote and shared power to dispose of all such shares, and (iii) S.A.C. Global Investors LLP and Steven A. Cohen, who indirectly owns a 49% interest in the managing member of S.A.C. Global Investors LLP, beneficially own an aggregate of 400,000 shares of our common stock held by S.A.C. Global Investments, L.P., with shared power to vote and shared power to dispose of all such shares. Each of S.A.C. Capital Advisors, L.P., S.A.C. Capital Advisors, Inc., CR Intrinsic Investors, LLC, S.A.C. Global Investors LLP and Mr. Cohen disclaims beneficial ownership of such shares. The address of (i) SAC Capital Advisors LP, SAC Capital Advisors Inc., CR Intrinsic Investors, and Mr. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902; and (ii) SAC Global Investors is St. Martins Court, 4th Floor, 10 Paternoster Row, London EC4M 7EJ, U.K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement and Cost Reimbursement for Asset Management Services

At the closing of our initial public offering on September 29, 2009, we entered into a management agreement with Colony Financial Manager, LLC, our Manager, pursuant to which our Manager provides the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. The initial term of the management agreement expires on September 29, 2012, and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us under certain circumstances.

Pursuant to the terms of the management agreement, our Manager is entitled to receive from us a base management fee and, if earned, an incentive fee. Each quarterly installment of the incentive fee will be payable in shares of our common stock so long as the ownership of such additional number of shares of our common stock by our Manager would not result in a violation of the ownership limits set forth in our charter, after giving effect to any waiver from such limit that our board of directors may grant in the future. We are also obligated to reimburse certain costs incurred by our Manager on our behalf. For the fiscal year ended December 31, 2012, we incurred base management fees of approximately $12.3 million, and reimbursed our Manager approximately $2.9 million for expenses and investment-related costs, including reimbursing an asset manager affiliate of the Manager pursuant to a cost allocation agreement for compensation, overhead and other direct costs incurred for the benefit of certain loan portfolio investments owned by the Company. For the fiscal year ended December 31, 2012, we incurred incentive fees of $936,000, all of which was settled with our Manager in shares of our common stock. During the fiscal year ended December 31, 2012, we also settled in shares of our common stock $261,000 in incentive fees incurred during December 31, 2011 which remained outstanding at December 31, 2011.

Each of our officers is also an employee of Colony Capital and certain of its affiliates. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our management agreement is intended to provide us with access to our Manager’s pipeline of investment opportunities and its personnel and experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance. All of our officers are also employees or principals of Colony Capital and certain of its affiliates. However, Mr. Tangen, our Chief Operating Officer, Chief Financial Officer and Treasurer, is seconded exclusively to us pursuant to a secondment agreement with Colony Capital.

Manager Compensation

In December 2012, our Compensation Committee approved grants of an aggregate of 375,000 shares of restricted common stock to our Manager pursuant to our 2011 Plan, for services provided by or on behalf of the Manager for the benefit of the Company. The Manager evaluated the performance of, and thereafter granted such shares of restricted common stock to, certain employees of the Manager and its affiliates providing services for the benefit of the Manager and the Company, including those also serving as executive officers of the Company. The restricted stock granted by the Manager as described herein vests over a three-year period as follows: 25% in December 2012 and 25% in each of January 2014, 2015, and 2016, respectively.

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The form of indemnification agreement provides that:

•

if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as our director, officer or employee, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that;

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that we will (i) have no obligation to indemnify such director or executive officer for a proceeding by or in the right of our company, for expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding and (ii) have no obligation to indemnify or advance expenses of such director or executive officer for a proceeding brought by such director or executive officer against the corporation, except for a proceeding brought to enforce indemnification under Section 2-418 of the MGCL or as otherwise provided by our charter or bylaws, a resolution of the board of directors or an agreement approved by the board of directors.

Investment Advisory Agreement

Our Manager entered into an investment advisory agreement with Colony Capital effective upon the closing of our initial public offering. Pursuant to this agreement, our Manager has access to, among other things, Colony Capital’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance of our Manager’s duties in exchange for a fee representing the Manager’s allocable cost for these services. The fee paid by our Manager pursuant to this agreement shall not constitute a reimbursable expense under the management agreement.

“Colony” License Agreement

Concurrently with the completion of our initial public offering, we entered into a license agreement pursuant to which we have a non-exclusive, royalty-free license to use the name and trademark “Colony.” Under this agreement, we have a right to use this name and trademark for so long as Colony Financial Manager, LLC serves as our Manager pursuant to the management agreement. This license and trademark will terminate concurrently with any termination of the management agreement.

Related Party Transaction Policies

Certain current or future private investment funds or other investment vehicles managed by Colony Capital or its affiliates (collectively, “Co-Investment Funds”) may have the right to co-invest with us in our target assets, subject to us and each Co-Investment Fund having capital available for investment and the determination by our Manager and the general partner of each Co-Investment Fund (which is or will be an affiliate of Colony Capital) that the proposed investment is suitable for us and such Co-Investment Fund, respectively.

To address certain potential conflicts arising from our relationship with Colony Capital or its affiliates, pursuant to an investment allocation agreement among our Manager, Colony Capital and us, our Manager and Colony Capital have agreed that, for so long as the management agreement is in effect, neither they nor any of their affiliates will sponsor or manage (i) any additional publicly traded investment vehicle that will primarily acquire or originate assets secured by U.S. collateral that are substantially similar to our target assets or (ii) any publicly traded investment vehicle that will primarily acquire or originate assets secured by non-U.S. collateral that are substantially similar to our target assets or any private investment vehicle that will primarily acquire or originate assets that are substantially similar to our target assets without providing us with the right (but not the obligation) to contribute, subject to our investment guidelines, our availability of capital and maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, at least one-half of the capital to be funded by such investment vehicles in assets secured by U.S. collateral (or at least one-third for assets secured by non-U.S. collateral) that are substantially similar to our target assets, subject to change if agreed upon by a majority of our independent directors. To date, with respect to certain of our co-investments, we have contributed less than our full entitlement in order to maintain our qualification as a REIT, our exemption from registration under the 1940 Act and/or diversification of our assets. All such co-investments where we contributed less than our full entitlement were approved by our independent directors. To the extent that we do not have sufficient capital to contribute our full entitlement of the capital required for any such proposed investment by such investment vehicles, the allocation agreement provides for a fair and equitable allocation of investment opportunities among all such vehicles and us, in each case, taking into account the suitability of each investment opportunity for the particular vehicle and us and each such vehicle’s and our availability of capital for investment. This allocation agreement also will apply to any existing Co-Investment Funds. Our board of directors will re-evaluate the allocation agreement from time to time.

Pursuant to the investment allocation agreement, with respect to public or private investment vehicles sponsored or managed by Colony Capital or its affiliates that do not primarily acquire or originate assets that are substantially similar to our target assets, our Manager and Colony Capital have agreed, for so long as the management agreement is in effect, to a fair and equitable allocation of investment opportunities in assets that are substantially similar to our target assets among all such vehicles and us, in each case taking into account the suitability of each investment opportunity for the particular vehicle and us, each such vehicle’s and our availability of capital for investment and the sourcing of such investment.

In addition, to avoid any actual or perceived conflicts of interest with Colony Capital and its affiliates, other than in connection with co-investments in accordance with our investment allocation agreement, prior to an acquisition of any security structured or issued by an entity managed by Colony Capital or its affiliates or the purchase or sale of any asset from or to an entity managed by Colony Capital or its affiliates, such transaction must be approved by a majority of our independent directors.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. As a result, certain of our executive officers and directors who are also employees of Colony Capital may also invest from time to time in certain of our investments in which we co-invest with funds managed by Colony Capital. Our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees of our Manager and its affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in our code of business conduct and ethics, after considering the relevant facts and circumstances of any actual conflict of interest, the Nominating and Corporate Governance Committee may, on a case-by-case basis and in their sole discretion, waive such conflict of interest.

Since January 1, 2012, we had entered into the following agreements or consummated transactions together with or alongside certain Co-Investment Funds:

•

From March to August 2012, we invested $150 million in ColFin American Investors, LLC (“CAI”), a joint venture with a Co-Investment Fund, created for the purpose of acquiring and renting single-family homes. On July 31, 2012, as part of the initial capital raise (“Founders’ Round”) of CSFR OP in the amount of approximately $513 million, we committed to invest $150 million for an associate general partner interest in CSFR OP, which investment was completed in the form of a transfer of our interest in CAI. CSFR OP is a newly formed investment vehicle created for the purpose of investing in single-family residential rentals and is managed by Colony American Homes, LLC (“CAH”), an affiliate of the Manager. We do not pay investment management or similar fees to CAH in respect of our investment in CSFR OP.

As a participant in the Founders’ Round, we are entitled to (a) our pro rata share of 25% of the carried interest paid by partners who invest in CSFR OP subsequent to the Founders’ Round, and (b) our pro rata share of warrants with a $0.01 strike price (i) to participate in any distributions made by CAH and (ii) to acquire 25% to 33 1/3% of Class D Units of CAH in the event of a realization transaction, as defined in the warrant agreement ((a) and (b) collectively, the “Founders’ Round Terms”). Subsequent to the Founders’ Round and through December 31, 2012, we invested an additional $105 million in CSFR OP for a combined $255 million, or 38.9%, of the approximately $655.9 million contributed by all CSFR OP investors.

From January 1, 2013 through March 25, 2013, CSFR OP received additional capital commitments of approximately $1.6 billion, including $295 million from us. After giving effect to these additional commitments, CSFR OP has received aggregate commitments of approximately $2.2 billion, including $550 million from us. Our additional commitments and associated investments in CSFR OP subsequent to the Founders’ Round have and will be made on the same cost basis as all investors in CSFR OP to date, but excluding the Founders’ Round Terms. In January and February 2013, we made additional investments totaling $120 million in CSFR OP, for a cumulative $375 million invested to date. We have unfunded commitments of $175 million, which unfunded commitments the general partner of CSFR OP is authorized to call in its discretion.

•

At December 31, 2011, we owned one-third interests in nonperforming, delinquent mezzanine loans with an aggregate principal amount of $78 million, of which our share was $26 million. The remaining two-thirds interests in the mezzanine loans were owned by a Co-Investment Fund. On January 9, 2012, we and the Co-Investment Fund (collectively, the “JIH Lenders”) completed the foreclosure on the portfolio of limited service hotels collateralizing the loans and contributed our interests to ColFin JIH Propco, LLC (“JIH Propco,” subsequently renamed ColFin JIH AHI Propco JV, LLC) a joint venture in which we initially owned a one-third interest through our interest in ColFin JIH Holdco, LLC (“JIH Holdco”). The properties are subject to a first mortgage loan by a commercial bank, which was in default at the time of foreclosure. The borrower entities had been operating under bankruptcy protection and, pursuant to a plan of reorganization, emerged from bankruptcy on December 18, 2012. The reorganization accomplished a number of matters, including a restructuring of the mortgage loan resulting in an extension of the loan term and a full waiver of accrued default interests and fees, a change in hotel management, the sale of a minority equity interest to the new management company, and a re-flagging of the hotels with various nationally recognized brands.

To date, we and the borrower entities have incurred approximately $10.7 million of various legal, consulting and administrative costs related to the foreclosure, bankruptcy and restructuring plans, of which our share was $3.6 million. On December 31, 2012, the JIH Lenders reached a settlement in the amount of $8.4 million for damages incurred in connection with the bankruptcy. A settlement gain of $8.4 million was recognized by JIH Holdco for the year ended December 31, 2012 and payments were received in January 2013. Our share of the gain was $2.8 million.

•

In February 2012, we invested $25 million in a joint venture with certain Co-Investment Funds that acquired the most senior bond and the interest-only certificate in a CMBS trust. The senior bond has a coupon of 5.1% and is secured by approximately 270 first mortgage loans (of which 89% were performing) collateralized primarily by multifamily properties. The aggregate purchase price for the senior bond and interest-only certificate was approximately $226.1 million, representing a discount of 27.4% to par value of the senior bond. In February 2013, the joint venture completed the desecuritization of the CMBS trust and sold a 40% participation interest in each of the assets previously held in the trust and will record a gain on sale in the first quarter of 2013. Our share of this investment is 11%.

•

In February and March 2012, we invested a combined $24.5 million in a joint venture with a Co-Investment Fund that acquired, at a slight discount to the aggregate UPB of $51.8 million, the two most junior mortgage participation interests in a newly restructured first mortgage secured by five full-service hotels. The junior mortgage participation interests bear interest at a blended rate of 1-month LIBOR plus 9.15% and may be prepaid in full at any time without penalty. Our share of this investment is 50%.

•

In April 2012, we amended and restated two notes receivable, each with an original principal amount of $19.55 million, into a $26 million A-note and a $14 million B-note. The A-note was sold to an unrelated third party for $25.7 million, or 99% of par. The remaining B-note bears interest at approximately 20.9%, of which approximately 6% will be paid-in-kind.

•

In May 2012, we invested in a joint venture with a Co-Investment Fund that originated a $17.5 million loan on a portfolio of select-service hotels in Massachusetts and New Hampshire. We and the Co-Investment Fund funded an additional $4 million in August 2012 and will fund an additional $6 million in the form of a mezzanine loan if the borrower adds certain hotels to the collateral package in the first 18 months of the loan term. The loan bears an interest rate of 13.5% with a 1.0% origination fee, and matures in July 2017. Our share of this investment is 50%.

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In May 2012, we invested in a joint venture with a Co-Investment Fund that invested, at par, in a $10 million B-note cut from a $56 million term loan recently originated in October 2011. The loan is secured by nine assisted living properties and features full recourse to the sponsor, one of the largest operators of assisted living and memory care facilities in the United States. The B-note bears interest at LIBOR plus 12% with final maturity in October 2014. Our share of this investment is 50%.

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In May 2012, we invested in a joint venture with a Co-Investment Fund and an unaffiliated investor that acquired two non-performing loans secured by two master planned communities in California for approximately $57 million, or 16% of the UPB. Immediately subsequent to acquisition, the joint venture entered into a deed-in-lieu with the borrower and now owns the properties. Our share of this investment is 24%.

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In May 2012, we invested in a joint venture with a Co-Investment Fund that acquired a performing $20 million senior mortgage loan secured by a multifamily asset in Florida. The loan was acquired for $17 million, or 85% of the UPB. The loan bears a 5.5% fixed interest rate and matures in March 2016. In October 2012, we obtained $10.9 million of co-terminus, non-recourse financing bearing interest at LIBOR plus 3.75%. The floating rate debt is fixed at 4.28% with an interest rate swap. Our share of this investment is 49%.

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In June 2012, we invested in a joint venture with a Co-Investment Fund that acquired a portfolio of loans from a U.S. commercial bank. The portfolio included 26 performing and non-performing loans with an aggregate UPB of approximately $38.7 million, consisting of substantially all first mortgage loans geographically concentrated in the Midwest. The purchase price for the portfolio was approximately $18 million, or 47% of the portfolio’s UPB. Our share of this investment is 50%.

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In July 2012, we invested $45 million in a joint venture with a Co-Investment Fund and an unaffiliated investor that invested in and acquired a $125 million preferred equity interest in an acquisition entity that acquired a Class A office tower located in Long Island City, New York. The property is 100% leased to a large financial institution through 2020. The preferred equity provides a 15% return, of which 5.5% is paid-in-kind. At closing, the common member sponsor funded $7.35 million into a reserve account to cover any current preferred return not covered by property income. The preferred equity is redeemable on September 1, 2015 with a 1% exit fee, and can be extended for one year at the common member’s option.

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In September 2012, we invested $37 million in a joint venture with Co-Investment Funds that acquired a portfolio of loans secured by commercial real estate. The portfolio included 7 performing and non-performing loans with an aggregate UPB of approximately $99.5 million. The purchase price for the portfolio was approximately $72 million, or 73% of the portfolio’s UPB. Our share of this investment is 50%.

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In November 2012, Extended Stay Hotels Inc. (“Extended Stay”), the borrower on the $37.5 million junior mezzanine loan originated in October 2010 fully paid off the principal, accrued interest and prepayment fee, and we realized a gain of $0.8 million. Extended Stay is a hotel chain owning properties across the United States and in Canada. We used the proceeds from the pay-off to participate in the refinancing of Extended Stay’s debt capitalization in December 2012 by investing $37.5 million, representing a 67% interest in a joint venture with a Co-Investment Fund, to hold interests in the two most junior mezzanine loan tranches. The two new mezzanine loans bear interest at a blended 10.46% per annum through their maturity in December 2019 and are collateralized by equity interests in Extended Stay’s real estate portfolio. The loans may be prepaid, with portions subject to certain prepayment fees depending upon prepayment date.

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In November 2012, we committed $14.3 million to a joint venture with a Co-Investment Fund that originated a $28.5 million revolving loan facility secured by a master-planned housing development located in Orange County, California. The loan bears interest at 10% per annum which accrues to the principal. The loan includes a 50% profit participation after Colony investors and the sponsor have attained a 14% return. Through December 31, 2012, we have funded $7.9 million to the joint venture. Our share of this investment is 50%.

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In November 2012, we invested $19 million in a joint venture with Co-Investment Funds that acquired a portfolio of 60 performing and non-performing first mortgage recourse loans at the purchase price of approximately 53% of the portfolio’s UPB of $69 million. Our share of this investment is 50%.

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In December 2012, we invested $16 million in a joint venture with Co-Investment Funds that acquired a sub-performing first mortgage loan secured by a high-rise office tower in a main metropolitan center located in Phoenix, Arizona. The loan was acquired for approximately 59% of its UPB of $54 million. Our share of this investment is 50%.

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In December 2012, we invested $16 million in a joint venture with Co-Investment Funds that consummated a structured transaction with the FDIC. The joint venture acquired a 40% managing member equity interest in a newly formed limited liability company created to hold a portfolio of acquired loans, with the FDIC retaining the other 60% equity interest. The financing of the transaction included 50% leverage in the form of a $71.8 million zero-coupon note provided by the FDIC. The portfolio included 492 performing and non-performing loans with an aggregate UPB of $289 million, consisting of substantially all first mortgage recourse commercial real estate and acquisition, development and construction loans. The portfolio was effectively acquired at approximately 48% of the portfolio’s UPB.

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In December 2012, we invested $35 million in a joint venture with Co-Investment Funds that acquired a portfolio of 79 performing and non-performing loans with an aggregate UPB of approximately $95.1 million, secured primarily by multifamily properties which are substantially concentrated in large metropolitan cities of California and New York. The purchase price for the portfolio was approximately $69.3 million, 73% of the portfolio’s UPB. Our share of this investment is 50%.

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In January 2013, we invested $20 million in a joint venture with a Co-Investment Fund and a strategic partner that funded a $41 million first mortgage loan secured by a 7 acre multifamily development parcel located in Florida. The loan bears an interest rate of 12%; of which 3.5% may be paid-in-kind, with a 1.5% origination fee and a 1% exit fee. The initial term of the loan is three years. Our share of the investment is 49.5%.

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In January 2013, we invested $11 million in a joint venture with a Co-Investment Fund that originated a $22 million first mortgage loan secured by a waterfront development parcel located in Florida. The loan bears an interest rate of 14%; of which 4.5% may be paid-in-kind, with a 1% origination fee and a 1% exit fee. Additionally, upon certain conditions being achieved, the lender has the unilateral option to convert its position into subordinated development financing. The initial term of the loan is two years, plus two 6-month extensions. Our share of this investment is 50%.

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In February 2013, we invested $23 million in a joint venture with Co-Investment Funds that acquired a performing $59 million senior mortgage loan secured by a retail asset in Florida. The loan was acquired for $46 million, or 78% of the unpaid principal balance. The loan bears a 6.0% fixed interest rate with a 30-year amortization schedule and matures in May 2021. The current yield is approximately 9% based on purchase price. Our share of this investment is 50%.

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In March 2013, we invested $10 million (with a future funding obligation of $3.4 million) in a joint venture with a Co-Investment Fund that originated a $26.8 million loan for the land acquisition and predevelopment costs for a mixed use development in San Rafael, CA. We and the Co-Investment Fund funded $20.0 million at closing for the acquisition and will fund the remaining $6.8 million upon completion of various items. The loan bears an interest rate of 10.0% current and 5.0% paid-in-kind, with a 1.0% origination fee, and matures in March 2018. Our share of this investment is 50%.

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During 2012, we sold 543,760 shares of common stock in First Republic Bank for combined net cash proceeds of $16 million, and realized a combined gain of $5.4 million. In January 2013, we sold an additional 216,756 shares of common stock in First Republic Bank for net cash proceeds of $7.7 million. In March 2013, we sold an additional 64,596 shares of common stock in First Republic Bank for net cash proceeds of $2.5 million. After giving effect to the January 2013 and March 2013 sales, we have sold approximately 79% of our original 1,600,000 shares acquired in June 2010, for cumulative proceeds of $38.8 million, or 1.6 times our original invested amount of $24 million. We hold our investment in First Republic Bank common stock through our interest in ColFin FRB Investor, LLC, a joint venture with certain Co-Investment Funds. After the March 2013 sales, we own an approximate 0.3% indirect interest in First Republic Bank.

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In October 2009, we participated in the origination of a $206 million senior secured term loan to William Lyon Homes, Inc. (“WLH”) through a joint venture (“WLH Investor”) with certain Co-Investment Funds. We have a 24% ownership interest in WLH Investor.

In connection with a comprehensive recapitalization plan, in December 2011, WLH announced that it filed a voluntary Chapter 11 case to seek confirmation of a pre-packaged plan of reorganization. WLH emerged from bankruptcy on February 25, 2012 with the key restructured terms including: (i) the WLH Loan amendment to increase the principal balance while reducing the interest rate; (ii) WLH’s existing senior noteholders converting their existing notes into new second lien notes of WLH and common equity in William Lyon Homes (the sole shareholder of WLH); and (iii) WLH receiving new cash proceeds of $85 million.

In order to support the borrower’s operations and ensure adequate liquidity during the pendency of the Chapter 11 case, WLH Investor provided a new $30 million non-revolving, senior secured, super priority debtor-in-possession credit facility (“DIP Loan”). WLH had borrowed $5 million on the DIP loan, and fully repaid the principal, accrued interest and associated fees upon emergence from bankruptcy in February 2012.

Pursuant to the terms of the recapitalization plan, WLH Secured Loan was amended (the “Amended WLH Loan”) into a new $235 million senior secured term loan facility (upsized from $206 million without requiring additional funding by the lenders) with a 10.25% interest rate (reduced from the previous 14.0% interest rate), and a term expiring on January 31, 2015. The Amended WLH Loan was prepayable by WLH at any time without penalty, yield maintenance or a “make-whole” payment. WLH Investor received a restructuring fee of 1% on the principal amount of the Amended WLH Loan. In April 2012, WLH Investor sold a $25 million participation in the Amended WLH Loan to an unrelated third party at par (10.25% yield). In November 2012, WLH repaid the entire outstanding balance of the loan and we realized a gain of approximately $5.5 million in the fourth quarter of 2012 as a result of the early payoff.

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In June 2012, we, along with certain Co-Investment Funds, sold residential development projects to WLH for an aggregate purchase price of $21.5 million. WLH paid $11 million in cash and issued 10,000,000 shares of Class A common stock of WLH to us and the Co-Investment Funds. These development projects were originally purchased from WLH for $13.6 million in December 2009. Our share of this investment is 24%.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based on our review of the copies of such forms, and/or on written representations from the reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2012, except as described hereafter. One Form 4 on behalf of Thomas J. Barrack, Jr. was filed late in connection with a distribution by the Manager of a de minimis number of shares to an employee of an affiliate of the Manager. Mr. Barrack is the sole managing member of Colony Capital, LLC, which is the managing member of the Manager.

Other Matters to Come Before the 2013 Annual Meeting

No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by our Board of Directors, or, if no such recommendation is given, in their own discretion.

Stockholders Proposals and Nominations for the 2014 Annual Meeting

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than December 2, 2013.

In addition, any stockholder who wishes to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from us upon request. These notice provisions require that nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders for the 2014 annual meeting must be received no earlier than November 2, 2013 and no later than December 2, 2013.

Householding of Proxy Materials

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404, Attention: Investor Relations, or telephone call to +1 (310) 282-8820. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.

Additional Copies of Materials

Additional copies of this proxy statement, our annual report to stockholders or our annual report on Form 10-K for the year ended December 31, 2012 will be furnished without charge upon written request to: Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404. If requested by eligible stockholders, we will provide copies of exhibits to our annual report on Form 10-K for the year ended December 31, 2012 for a reasonable fee.

COLONY FINANCIAL, INC. Proxy for Annual Meeting of Stockholders on May 6, 2013 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Darren J. Tangen and Ronald M. Sanders, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Colony Financial, Inc., to be held May 6, 2013 at 9:00 A.M. ET, at Bank of America Merrill Lynch, Bank of America Tower, One Bryant Park (42nd & 6th), 2nd Floor, New York, New York 10036, and at any adjournments or postponements thereof, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not provided and the signed card is returned, the proxies will vote in accordance with the Board of Directors recommendations listed on the reverse side. (Continued and to be signed on the reverse side.) 14475

ANNUAL MEETING OF STOCKHOLDERS OF COLONY FINANCIAL, INC. May 6, 2013 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2013. The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=40005 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20530300000000000000 050613 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1. 1. To elect five directors directors from the nominees named in the proxy statement to serve one-year terms expiring at the 2014 annual meeting of stockholders. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Thomas J. Barrack, Jr. Richard B. Saltzman George G. C. Parker John A. Somers John L. Steffens THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3. FOR AGAINST ABSTAIN 2. Approval of an advisory proposal regarding the compensation paid to Colony Financial’s named executive officers (the “Say on Pay” proposal). 3. Ratification of the appointment of Ernst & Young LLP as independent public auditor for the fiscal year ending December 31, 2013. 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.